RESTRICTED STOCK AWARD AGREEMENT

                   UNDER THE BRAINSTORM CELL THERAPEUTICS INC.
                    2005 U.S. STOCK OPTION AND INCENTIVE PLAN

Name of Grantee: Scientific Advisory Board Members
No. of Shares: 100,000
Purchase Price per Share (if any): $0.00005
Grant Date: April __, 2005
Final Acceptance Date: April __, 2005

      Pursuant to the BrainStorm Cell Therapeutics Inc. 2005 U.S. Stock Option and Incentive Plan (the "Plan") as amended through the date hereof, BrainStorm Cell Therapeutics Inc. (the "Company") hereby grants a Restricted Stock Award (an "Award") to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $0.00005 per share (the "Stock") of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.

      1. Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by (i) making payment to the Company by certified or bank check or other instrument acceptable to the Administrator (as defined in Section 2 of the Plan) of the Purchase Price per Share, if any, times the number of shares to be accepted, and (ii) signing and delivering to the Company a copy of this Award Agreement. Upon acceptance of this Award by the Grantee, the shares of Restricted Stock so accepted shall be issued and held by the Company's transfer agent in book entry form or certificates evidencing the shares of Restricted Stock so accepted shall be issued and delivered to the Grantee, and the Grantee's name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

      2. Restrictions and Conditions.

            (a) Any book entries or certificates evidencing the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

            (b) Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

            (c) If the Grantee ceases to be a member of the Company's Advisory Board for any reason (including death) prior to vesting of shares of Restricted Stock granted herein, the Company shall have the right, at the discretion of the Administrator, to repurchase such shares from the Grantee or the Grantee's legal representative at their purchase price. The Company must exercise such right of repurchase or forfeiture by written notice to the Grantee or the Grantee's legal representative not later than 90 days following the date the Grantee ceases to be a member of the Company's Advisory Board.


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

            3. Vesting of Restricted Stock. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains a member of the Company's Advisory Board on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

                   Number of
       Shares of Restricted Stock Vested                 Vesting Date
       ---------------------------------                 ------------
     33,333                           (33%)             April ___, 2006
     33,333                           (66%)             April ___, 2007
     33,334                          (100%)             April ___, 2008

      Subsequent to such Vesting Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. Notwithstanding anything to the contrary herein, if the Company terminates the Grantee's membership on the Advisory Board without "Cause" prior to the date that the Award is fully vested, any shares of Restricted Stock that were scheduled to become vested within six months after the date of the Grantee's termination of Advisory Board membership shall become vested to the extent such Restricted Stock would have vested had the Grantee remained as a member of the Advisory Board for an additional six months. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3. For purposes hereof, "Cause" shall have the meaning given such term in the Company's standard Consulting Agreement for U.S. consultants.

      4. Dividends. Dividends on Shares of Restricted Stock shall be paid currently to the Grantee.

      5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

      6. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

      7. No Rights to Continue as Member of Advisory Board. This Agreement does not confer upon the Grantee any rights with respect to continuing as a member of the Company's Advisory Board.

      8. Notices. Notice hereunder shall be mailed or delivered to the Company at its principal place of business, and shall be mailed or delivered to the Grantee at the address on file with the Company, or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

                                       BRAINSTORM CELL THERAPEUTICS INC.

                                       By: /s/ Yaffa Beck
                                           -------------------------------------
                                           Title: President & CEO

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
      ----------------------------     -----------------------------------------
                                       Grantee's Signature

                                       Grantee's name and address:

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